LOAN MODIFICATION AGREEMENT

RE: Promissory #0180000025

THIS AGREEMENT entered into this 21st day of November 2013 by and between Home Federal Savings & Loan Association, hereinafter referred to as LENDER, and TX Holdings, Inc., hereinafter referred to as BORROWER, WITNESSETH:

WHEREAS, Borrower has an existing secured revolving line of credit with Lender in the amount of $250,000.00 which is evidenced by a promissory note dated November 7, 2012 which matured on November 7, 2013; and against which there is currently owing the principal balance of $248,500.00 and;

WHEREAS, Borrower requests a twelve (12) month renewal of the maturity date and term;

IT IS MUTUALLY AGREED as follows:

1.        The existing secured revolving line of credit will be extended to November 7, 2014. A single payment of the outstanding principal balance plus accrued interest shall be due and payable in full on November 7, 2014. Interest shall continue to be payable on a monthly basis, first beginning on December 7, 2013 and each month thereafter.

2.        This Agreement represents a continuation of credit previously extended by Lender to Borrower and in no way constitutes a novation, and the revolving line of credit shall continue to be secured.

3.        The terms, obligations, and provisions of the Loan, Promissory Note, dated November 7, 2012 and all obligations, representations, and warranties of Borrower therein, and hereby reaffirmed and shall remain in full force and effect except as expressly modified by the terms hereof.

LENDER:		BORROWER:

Home Federal Savings & Loan		TX Holdings, Inc.
Association		By:

/s/ Joan Patrick		/s/ William Shrewsbury
By:	Joan Patrick	William Shrewsbury, Chairman & CEO
Vice President